Exhibit A

Joint Filing Agreement

The undersigned hereby agree that the statement on Schedule 13G with respect to the Common Stock, par value $0.01 of CommScope Holding Company, Inc., dated as of February 16, 2016, is, and any amendments thereto (including amendments on Schedule 13D) signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934.

Date:            February 16, 2016

MAVERICK CAPITAL, LTD.

By:	Maverick Capital Management, LLC,
Its General Partner

	By:	Lee S. Ainslie III, Manager

		By:	/s/ John T. McCafferty
John T. McCafferty
Under Power of Attorney dated
February 13, 2003

MAVERICK CAPITAL MANAGEMENT, LLC

By:	Lee S. Ainslie III, Manager

	By:	/s/ John T. McCafferty
John T. McCafferty
Under Power of Attorney dated
February 13, 2003

LEE S. AINSLIE III

By:	/s/ John T. McCafferty
John T. McCafferty
Under Power of Attorney dated
February 13, 2003

ANDREW H. WARFORD

By:	/s/ John T. McCafferty
John T. McCafferty
Under Power of Attorney dated
February 11, 2015